Exhibit (h)(6)(xii)

AMENDMENT NO. 9

PARTICIPATION AGREEMENT

Amendment No. 9, dated as of July 22, 2021 (“Amendment No. 9”), to the Participation Agreement, dated as of October 1, 2013, as amended (“Agreement”), by and among EQ Advisors Trust (“Trust”), MONY Life Insurance Company and Equitable Distributors, LLC (collectively, the “Parties”).

The Parties hereby agree to amend the Agreement as follows:

1.	Name Change. Effective February 1, 2021, the name of EQ/BlackRock Basic Value Equity Portfolio is changed to EQ/Value Equity Portfolio.

2.	Name Change: Effective May 1, 2021, the name of EQ/Legg Mason Moderate Allocation Portfolio is changed to EQ/Franklin Moderate Allocation Portfolio.

3.

Removed Portfolios: Effective June 18, 2021, all references to the 1290 VT Energy Portfolio, EQ/Franklin Balanced Managed Volatility Portfolio and EQ/Global Bond PLUS Portfolio are hereby removed from the Agreement.

4.

Schedule B. Schedule B to the Agreement, setting forth the Portfolios of the Trust participating on behalf of which the Trust is entering into the Agreement, is hereby replaced in its entirety by Schedule B attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the Parties have executed and delivered this Amendment No. 9 as of the date first above set forth.

EQ ADVISORS TRUST		MONY LIFE INSURANCE COMPANY, ON BEHALF OF ITS SEPARATE ACCOUNTS

By:	/s/ Kenneth Kozlowski Name: Kenneth Kozlowski Title: Senior Vice President	By:	/s/ Barry K. Brown Name: Barry K Brown Title VP, Operations

EQUITABLE DISTRIBUTORS, LLC

By:	/s/ Nicholas Lane Name: Nicholas Lane Title: Chairman, Chief Executive Officer and President

SCHEDULE B

AMENDMENT NO. 9

PARTICIPATION AGREEMENT

1290 VT Convertible Securities Portfolio

1290 VT DoubleLine Dynamic Allocation Portfolio

1290 VT DoubleLine Opportunistic Bond Portfolio

1290 VT Equity Income Portfolio

1290 VT GAMCO Mergers and Acquisitions Portfolio

1290 VT GAMCO Small Company Value Portfolio

1290 VT High Yield Bond Portfolio

1290 VT Low Volatility Global Equity Portfolio

1290 VT Micro Cap Portfolio

1290 VT Natural Resources Portfolio

1290 VT Real Estate Portfolio

1290 VT Small Cap Value Portfolio

1290 VT SmartBeta Equity Portfolio

1290 VT Socially Responsible Portfolio

ATM International Managed Volatility Portfolio

ATM Large Cap Managed Volatility Portfolio

ATM Mid Cap Managed Volatility Portfolio

ATM Small Cap Managed Volatility Portfolio

EQ/2000 Managed Volatility Portfolio

EQ/400 Managed Volatility Portfolio

EQ/500 Managed Volatility Portfolio

EQ/AB Dynamic Growth Portfolio

EQ/AB Dynamic Moderate Growth Portfolio

EQ/AB Short Duration Government Bond Portfolio

EQ/AB Small Cap Growth Portfolio

EQ/Aggressive Growth Strategy Portfolio

EQ/All Asset Growth Allocation Portfolio

EQ/American Century Mid Cap Value Portfolio

EQ/Balanced Strategy Portfolio

EQ/Value Equity Portfolio (formerly, EQ/BlackRock Basic Value Equity Portfolio)*

EQ/Capital Group Research Portfolio

EQ/ClearBridge Large Cap Growth Portfolio

EQ/ClearBridge Select Equity Managed Volatility Portfolio

EQ/Common Stock Index Portfolio

EQ/Conservative Growth Strategy Portfolio

EQ/Conservative Strategy Portfolio

EQ/Core Bond Index Portfolio

EQ/Emerging Markets Equity PLUS Portfolio

EQ/Equity 500 Index Portfolio

EQ/Franklin Moderate Allocation Portfolio (formerly , EQ/Legg Mason Moderate Allocation Portfolio)

EQ/Franklin Small Cap Value Managed Volatility Portfolio

EQ/Global Equity Managed Volatility Portfolio

EQ/Goldman Sachs Moderate Growth Allocation Portfolio

EQ/Growth Strategy Portfolio

EQ/Intermediate Government Bond Portfolio

EQ/International Equity Index Portfolio

EQ/International Core Managed Volatility

Portfolio

EQ/International Managed Volatility Portfolio

EQ/International Value Managed Volatility Portfolio

EQ/Invesco Comstock Portfolio

EQ/Invesco Moderate Allocation Portfolio

EQ/Invesco Global Portfolio

EQ/Janus Enterprise Portfolio

EQ/JPMorgan Value Opportunities Portfolio

EQ/Large Cap Core Managed Volatility Portfolio

EQ/Large Cap Growth Index Portfolio

EQ/Large Cap Growth Managed Volatility Portfolio

EQ/Large Cap Value Index Portfolio

EQ/Large Cap Value Managed Volatility Portfolio

EQ/Loomis Sayles Growth Portfolio

EQ/MFS International Growth Portfolio

EQ/Mid Cap Index Portfolio

EQ/Mid Cap Value Managed Volatility Portfolio

EQ/Moderate Growth Strategy Portfolio

EQ/Morgan Stanley Small Cap Growth Portfolio

EQ/Money Market Portfolio

EQ/PIMCO Global Real Return Portfolio

EQ/PIMCO Ultra Short Bond Portfolio

EQ/Quality Bond PLUS Portfolio

EQ/Small Company Index Portfolio

EQ/T. Rowe Price Growth Stock Portfolio

EQ/Ultra Conservative Strategy Portfolio

Multimanager Aggressive Equity Portfolio

Multimanager Core Bond Portfolio

Multimanager Technology Portfolio